UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 4, 2016
(Date of earliest event reported)

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

207-878-2770
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On January 6, 2016, ImmuCell announced that it has acquired certain business assets from DAY 1™ Technology, LLC of Minnesota. The acquired rights and know-how are primarily related to formulating ImmuCell’s bovine antibodies into a gel solution for oral delivery to newborn calves via a syringe (or “tube”). This purchase also includes certain other related private-label products that could generate around $300,000 in annual sales for ImmuCell. Assets purchased in this transaction included inventory, machinery, equipment and certain intellectual property intangibles. The total purchase price is expected to approximate $350,000 to $550,000 including estimated contingent payments due over the next three years. The purchase does not include the ongoing DAY 1™ Technology consulting business. ImmuCell has extended job offers to four full-time and three part-time employees of DAY 1™ Technology and plans to continue current operations at a leased facility in Minnesota.

The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2016	IMMUCELL CORPORATION

	By:	/s/ Michael F. Brigham
Michael F. Brigham President, Chief Executive Officer and Principal Financial Officer

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Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release of ImmuCell Corporation dated January 6, 2016

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